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                     AMENDMENT NO. 9 TO MANAGEMENT AGREEMENT

     This Amendment No. 9 to the Management Agreement dated December 8, 2000 as amended on February 12, 2002, October 1, 2001, May 1, 2002, January 1, 2003, May 1, 2003, December 1, 2003, January 1, 2004 and April 30, 2004 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory Corp. (now know as Met Investors Advisory LLC) (the "Manager"), is entered into effective the 1st day of January, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to change the Manager's fee with respect to the Portfolios listed below to the following:

              Portfolio                  Percentage of average daily net assets
--------------------------------------   ---------------------------------------
Harris Oakmark International Portfolio   0.85% of first $500 million of such
                                         assets, 0.80% of such assets over $500
                                         million up to $1 billion plus 0.75% of
                                         such assets over $1 billion

Janus Aggressive Growth Portfolio        0.75% of first $25 million of such
                                         assets, 0.70% of such assets over $25
                                         million up to $250 million, 0.65% of
                                         such assets over $250 million up to $1
                                         billion plus 0.55% of such assets over
                                         $1 billion

Lord Abbett Bond Debenture Portfolio     0.60% of first $250 million of such
                                         assets, 0.55% of such assets over $250
                                         million up to $500 million, 0.50% of
                                         such assets over $500 million up to $1
                                         billion plus 0.45% of such assets over
                                         $1 billion

Met/AIM Mid Cap Core Equity Portfolio    0.75% of first $150 million of such
                                         assets, 0.70% of next $150 million of
                                         such assets, plus 0.675% of such assets
                                         over $500 million

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              Portfolio                  Percentage of average daily net assets
--------------------------------------   ---------------------------------------
Met/AIM Small Cap Growth Portfolio       0.90% of first $500 million of such
                                         assets, plus 0.85% of such assets over
                                         $500 million

Third Avenue Small Cap Value Portfolio   0.75% of first $1 billion of such
                                         assets, plus 0.70% of such assets over
                                         $1 billion

     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of January, 2005.

                                        MET INVESTORS SERIES TRUST


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President


                                        MET INVESTORS ADVISORY LLC


                                        By: /s/ Elizabeth M. Forget
                                            ------------------------------------
                                            Name: Elizabeth M. Forget
                                            Title: President